EXHIBIT 4.8

Schedule identifying material details of warrant issued by the Company substantially identical to the Warrant filed in Exhibit 4.7.

WARRANT NO.	WARRANT HOLDER	NUMBER OF SHARES

2005-58R	Wayne Mills	225,000